SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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FIRST PACTRUST BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 24, 2004

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of First PacTrust Bancorp, Inc., we cordially invite you to attend the Annual Meeting of Shareholders of the Company. The meeting will be held at 9:00 a.m., local time, on Wednesday, April 21, 2004 at the Bonita Golf Club, located at 5540 Sweetwater Road, Bonita, California. The Annual Meeting will include management’s report to you on the Company’s 2003 financial and operating performance.

An important aspect of the Annual Meeting process is the shareholder vote on corporate business items. I urge you to exercise your rights as a shareholder to vote and participate in this process. Shareholders are being asked to consider and vote upon the election of two directors of the Company.

Whether or not you plan to attend the Annual Meeting, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postpaid return envelope as promptly as possible. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

Your Board of Directors and management are committed to the success of the Company and the enhancement of the value of your investment. As President, I want to express my appreciation for your confidence and support.

Very truly yours,

Hans R. Ganz

Chief Executive Officer

FIRST PACTRUST BANCORP, INC.

610 Bay Boulevard

Chula Vista, California 91910

(619) 691-9741

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 21, 2004

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First PacTrust Bancorp, Inc. will be held as follows:

TIME	9:00 a.m. local time

DATE	Wednesday, April 21, 2004

PLACE	5540 Sweetwater Road, Bonita, California

ITEMS OF BUSINESS	(1) To elect two directors, each for a term of three years. (2) To transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.

RECORD DATE	Holders of record of the Company’s common stock at the close of business on March 12, 2004 will be entitled to vote at the meeting or any adjournment of the meeting.

ANNUAL REPORT	The Company’s Annual Report to Shareholders is enclosed.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the enclosed proxy card. Regardless of the number of shares you own, your vote is very important. Please act today.

BY ORDER OF THE BOARD OF DIRECTORS

HANS R. GANZ

Chief Executive Officer

Chula Vista, California

March 24, 2004

FIRST PACTRUST BANCORP, INC.

610 Bay Boulevard

Chula Vista, California 91910

(619) 691-9741

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

APRIL 21, 2004

i

FIRST PACTRUST BANCORP, INC.

610 Bay Boulevard

Chula Vista, California 91910

(619) 691-9741

PROXY STATEMENT

INTRODUCTION

The Board of Directors of First PacTrust Bancorp, Inc. is using this proxy statement to solicit proxies from the holders of the Company’s common stock for use at the upcoming Annual Meeting of Shareholders. The meeting will be held on Wednesday, April 21, 2004 at 9:00 a.m., local time, at the Bonita Golf Club, located at 5540 Sweetwater Road, Bonita, California. At the meeting, shareholders will be asked to vote on one proposal: the election of two directors of the Company, each to serve for a term of three years. This proposal is described in more detail below. Shareholders also will consider any other matters that may properly come before the meeting, although the Board of Directors knows of no other business to be presented. Some of the information in this proxy statement relates to Pacific Trust Bank, a wholly owned subsidiary of the Company. Pacific Trust Bank may be referred to from time to time in this proxy statement as the “Bank.”

By submitting your proxy, you authorize the Company’s Board of Directors to represent you and vote your shares at the meeting in accordance with your instructions. The Board also may vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any adjournments or postponements of the meeting.

The Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2003, which includes the Company’s audited financial statements, is enclosed. Although the Annual Report is being mailed to shareholders with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated into this proxy statement by reference.

This proxy statement and the accompanying materials are being mailed to shareholders on or about March 24, 2004.

Your vote is important. Whether or not you plan to attend the meeting, please submit your proxy promptly in the enclosed envelope.

INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will be asked to vote on the following proposal:

Proposal 1.        Election of two directors of the Company, each for a term of three years.

The shareholders also will act on any other business that may properly come before the meeting. Members of our management team will be present at the meeting to respond to your questions.

Who is entitled to vote?

The record date for the meeting is March 12, 2004. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting. The only class of stock entitled to be voted at the meeting is the Company’s common stock. Each outstanding share of common stock is entitled to one vote on each matter presented at the meeting. At the close of business on the record date, there were 4,969,600 shares of common stock outstanding.

What if my shares are held in “street name” by a broker?

If your shares are held in “street name” by a broker, your broker is required to vote your shares in accordance with your instructions. If you do not give instructions to your broker, your broker will nevertheless be entitled to vote your shares with respect to “discretionary” items, but will not be permitted to vote your shares with respect to “non-discretionary” items. In the case of non-discretionary items, your shares will be treated as “broker non-votes.” Whether an item is discretionary is determined by the exchange rules governing your broker. Each of the proposals described in this proxy statement is considered a discretionary item under the Nasdaq Stock Market rules.

What if my shares are held in the Company’s Employee Stock Ownership Plan?

If you are a participant in the Company’s Employee Stock Ownership Plan, the plan trustee is required to vote the shares allocated to your account under the plan in accordance with your instructions. If you do not instruct the trustee how to vote your allocated shares, the trustee may vote your allocated shares in its sole discretion. The trustee must vote the unallocated shares in the same proportion as it is instructed to vote the allocated shares. For example, if on a particular proposal the trustee was instructed to vote 60% of the allocated shares “FOR,” 35% of the allocated shares “AGAINST” and 5% of the allocated shares “ABSTAIN,” the trustee would vote 60% of the unallocated shares “FOR,” 35% of the unallocated shares “AGAINST” and 5% of the unallocated shares “ABSTAIN.”

How many shares must be present to hold the meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of at least one-third of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the meeting, the shareholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken. An adjournment will have no effect on the business that may be conducted at the meeting.

How do I vote?

1. YOU MAY VOTE BY MAIL.    If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions.

2. YOU MAY VOTE IN PERSON AT THE MEETING.    If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. Note, however, that if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a proxy from the holder of your shares indicating that you were the beneficial owner of those shares on March 12, 2004, the record date for voting at the meeting. You are encouraged to vote by proxy prior to the meeting even if you plan to attend the meeting.

Can I change my vote after I submit my proxy?

Yes, you may revoke your proxy and change your vote at any time before the polls close at the meeting by:

•	signing another proxy with a later date;

•	giving written notice of the revocation of your proxy to the Company’s Secretary prior to the annual meeting; or

•	voting in person at the annual meeting. Your proxy will not be automatically revoked by your mere attendance at the meeting; you must actually vote at the meeting to revoke a prior proxy.

How does the Board of Directors recommend I vote on the proposals?

Your Board of Directors recommends that you vote:

•	FOR the election of the two director nominees to the Board of Directors.

What if I do not specify how my shares are to be voted?

If you submit an executed proxy but do not indicate any voting instructions, your shares will be voted:

•	FOR the election of the two director nominees to the Board of Directors.

Will any other business be conducted at the meeting?

The Board of Directors knows of no other business that will be presented at the meeting. If, however, any other proposal properly comes before the shareholders for a vote at the meeting, the Board of Directors, as holder of your proxy, will vote your shares in accordance with its best judgment.

How many votes are required to elect the director nominees?

The affirmative vote of a plurality of the votes cast at the meeting is required to elect the nominees as directors. This means that the two director nominees will be elected if they receive more affirmative votes than any other persons nominated for election. No persons have been nominated for election other than the two nominees named in this proxy statement. If you vote “Withheld” with respect to the election of one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the Board of Directors, as holder of your proxy, will vote your shares for the substitute nominee unless you have withheld authority to vote for the nominee replaced.

How will abstentions be treated?

If you abstain from voting, your shares will still be included for purposes of determining whether a quorum is present. Because directors will be elected by a plurality of the votes cast, abstaining is not offered as a voting option for Proposal 1.

How will broker non-votes be treated?

Shares treated as broker non-votes on one or more proposals will be included for purposes of calculating the presence of a quorum but will not be counted as votes cast. Consequently, broker non-votes will have no effect on Proposal 1. If, as expected, Proposal 1 is considered a “discretionary item,” there will be no broker non-votes on this proposal.

STOCK OWNERSHIP

Stock Ownership of Significant Shareholders, Directors and Executive Officers

The following table shows, as of March 12, 2004, the beneficial ownership of the Company’s common stock by:

•	any persons or entities known by management to beneficially own more than five percent of the outstanding shares of Company common stock;

•	each director and director nominee of the Company;

•	each executive officer of the Company and the Bank named in the “Summary Compensation Table” appearing below; and

•	all of the executive officers and directors of the Company and the Bank as a group.

The address of each of the beneficial owners, except where otherwise indicated, is the same address as the Company’s. As of March 12, 2004, there were 4,969,600 shares of Company common stock issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options held by that person that are currently exercisable or exercisable within 60 days after March 12, 2004 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Beneficial Ownership	Percent of Common Stock Outstanding
Significant Shareholders

Investors of America Limited Partnership First Capital America, Inc. James F. Dierberg, Trustee of the James F. Dierberg Living Trust James F. Dierberg II 135 North Meramec Clayton, Missouri 63105(1)	521,980	10.50%

First Manhattan Co. 437 Madison Avenue New York, NY 10022(2)	334,596	6.73

Wellington Management Company, LLP 75 State Street Boston, MA 02109(3)	254,600	5.12

First PacTrust Bancorp, Inc. 401(k) Employee Stock Ownership Plan 610 Bay Boulevard Chula Vista, CA 91910(4)	468,511	9.43

Directors and Named Executive Officers(5)
Alvin L. Majors, Chairman of the Board	58,566	1.18
Hans R. Ganz, President, Chief Executive Officer and Director	113,074	2.28
Francis P. Burke, Director	55,666	1.12
Kenneth W. Scholz, Director	55,666	1.12
Donald M. Purdy, Director	55,666	1.12
Donald A. Whitacre, Director	48,500	0.98
James P. Sheehy, Senior Vice President, Secretary and Treasurer	41,454	0.83
Melanie M. Stewart, Senior Vice President, Lending	56,810	1.14
Regan J. Gallagher, Vice President, Controller	23,302	0.47
Directors and executive officers of First PacTrust Bancorp, Inc. as a group (11 persons)(6)	504,924	10.16%

(1)	As reported by Investors of America Limited Partnership, First Capital America, Inc., James F. Dierberg, Trustee, and James F. Dierberg II in an amendment to Schedule 13D dated June 19, 2003. Investors of America Limited Partnership reported sole voting and investment power over 206,000 shares. First Capital America, Inc. reported sole voting and investment power over 268,000 shares. James F. Dierberg, Trustee, reported sole voting and investment power over 43,680 shares and James F. Dierberg II reported sole voting and investment power over 4,300 shares.
(2)	As reported by First Manhattan Co. in an amended Schedule 13G dated February 12, 2004. First Manhattan Co. reported sole voting power over 273,900 shares, shared voting power over 26,196 shares, sole investment power over 273,900 shares and shared investment power over 60,696 shares.
(3)	As reported by Wellington Management Company, LLP in an amended schedule 13G dated February 13, 2004. Wellington Management Company reported shared voting power over 230,600 shares and shared investment power over 254,600 shares.
(4)	The amount reported represents shares held by the 401(k) employee stock ownership plan (“KSOP”), 131,951 of which have been allocated to the accounts of participants. National Trust Management Services, Inc., the trustee of the employee stock ownership plan, may be deemed to beneficially own the shares held by the employee stock ownership plan portion of the KSOP.
(5)

Includes shares held directly, as well as shares held jointly with certain family members, shares held in retirement accounts, held in a fiduciary capacity, held by certain of the individual’s or group members’ families, or held by trusts of which the individual or group member is a trustee or substantial beneficiary, with respect to which shares the individual or group member may be deemed to have sole or shared voting and/or investment powers. Included in the shares beneficially owned by the listed individuals are currently exercisable options to purchase shares of First PacTrust Bancorp common stock as follows:

Mr. Majors	4,000	Mr. Scholz	4,000	Mr. Sheehy	6,600
Mr. Ganz	20,000	Mr. Purdy	4,000	Ms. Stewart	6,600
Mr. Burke	4,000	Mr. Whitacre	4,000	Ms. Gallagher	4,400
(6)	This amount includes 66,400 shares of common stock subject to currently exercisable options held by directors and executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s common stock, to report to the SEC their initial ownership of the Company’s common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and the Company is required to disclose in this proxy statement any late filings or failures to file.

To the Company’s knowledge, based solely on its review of the copies of these reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to the Company’s executive officers and directors during fiscal 2003 were met.

PROPOSAL 1—ELECTION OF DIRECTORS

General

The Company’s Board of Directors consists of six directors divided into three classes. Directors in each class are elected to serve for three-year terms that expire in successive years. The term of one of the classes of the Company’s directors will expire at the annual meeting.

Nominees

The Company has nominated Alvin L. Majors and Donald A. Whitacre for election as directors for three-year terms expiring at the annual meeting of shareholders to be held in 2007. Messrs. Majors and Whitacre currently serve as a director of the Company and the Bank. The nominees have each consented to being named in this proxy statement and agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the Board of Directors, as holder of your proxy, will vote your shares for the substitute nominee, unless you have withheld authority to vote for the nominee replaced.

The affirmative vote of a plurality of the votes cast at the meeting is required to elect the three nominees as directors. Your Board of Directors recommends that you vote “FOR” the election of each of the nominees.

The following tables set forth, with respect to each nominee and each continuing director, his or her name and age, the year in which he or she first became a director of the Bank, and his or her principal occupation and business experience during the past five years. All the individuals listed below have served as a director of the Company since its formation in 2002.

Nominees for Election as Directors for Three-Year

Terms Expiring at the 2007 Annual Meeting

Director, Year First Became Director of Company(1)	Age(2)	Principal Occupation and Business Experience

Alvin L. Majors, 1985	63	Mr. Majors is currently retired, although he does do consulting on a part-time basis for a start-up private company. He also serves on the finance committee of Alliance Healthcare Foundation. Prior to his retirement, he was employed by Rohr, Inc. for 26 years, with his last title being Vice President and Controller. Prior to joining Rohr, Inc., Mr. Majors worked for Deloitte and Touche for five years.

Donald A. Whitacre, 2001	51	Mr. Whitacre is President of D.A. Whitacre Construction, Inc., a commercial framing construction company located in El Cajon, California. He has operated this company since 1978.

Directors Continuing in Office Terms Expiring at the 2005 Annual Meeting

Francis P. Burke, 1994	64	Mr. Burke is currently retired. He retired from Rohr, Inc. as Vice President of Airline Support in 1997 after over 20 years of service in various positions, including Vice President, System Management, Program Manager, and Director, G.E./CFMI Programs, and with Rohr Marine, Inc. as Vice President and Surface Effect Ship Program Manager. He previously served six years as Executive Vice President of RMI, Inc., responsible for Business Development, Programs & Technology and Operations.

Kenneth W. Scholz, 1998	54	Mr. Scholz is Finance Director and Controller of Goodrich Aerostructures, an aerospace manufacturing company located in Chula Vista, California. He has served in this capacity since 1997, and in various other capacities for Goodrich Aerostructures since 1978.

Terms Expiring at the 2006 Annual Meeting

Hans R. Ganz, 2000	49	Mr. Ganz has been President and Chief Executive Officer of Pacific Trust Bank, and its predecessor since 1995, and a Director since 2000. He has been employed with Pacific Trust Bank and its predecessor in various other capacities since 1992.

Donald M. Purdy, 1998	72	Mr. Purdy is currently retired. He served as Senior Vice President—Commercial Business for Rohr, Inc., Chula Vista, CA, from 1989 to1994, and was employed by Rohr, Inc. in various capacities for a period of 43 years.

(1)	Includes service as a director of Pacific Trust Bank.
(2)	As of March 12, 2004.

Board of Directors’ Meetings and Committees and Corporate Governance Matters

Board and Committee Meetings of the Company. Meetings of the Company’s Board of Directors are generally held on at least a quarterly basis. The Company’s Board of Directors held nine meetings and one special meeting during fiscal 2003, all directors of the Company attended more than 75% of the aggregate of the total number of board meetings and the total number of meetings held by the committees of the Board of Directors on which he or she served.

The Board of Directors of the Company has standing Executive, Audit, Compensation and Nominating Committees. The Board of Directors has adopted written charters for the Audit Committee and the Nominating Committee. The Board of Directors also adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees. You may obtain a copy of these documents free of charge by writing to the Corporate Secretary of the Company, 610 Bay Boulevard, Chula Vista, California 91910 or by calling (619) 691-9741. These documents are also available on the Company’s website at www.firstpactrustbancorp.com/corporate governance. In addition the Code of Business Conduct and Ethics has been filed with the SEC as Exhibit 14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. The charters for the Audit Committee and the Nominating Committee are attached to this proxy statement as Appendices A and B, respectively.

The Board has determined that Directors Majors, Whitacre, Burke, Purdy and Scholz, constituting a majority of the Board members, are “independent directors,” as that term is defined in the Nasdaq listing standards. Shareholders may communicate with any of the independent directors by sending written communications to the Company, addressed to the individual director.

The Executive Committee is comprised of Directors Majors, Burke, Purdy and Ganz. The Executive Committee meets on an as needed basis and is empowered to act on behalf of the entire board. This committee did not meet in 2003.

The Audit Committee is comprised of Directors Majors, Scholz and Whitacre, all of whom are “independent directors” under the Nasdaq listing standards. The Board of Directors has determined that Directors Majors and Scholz are “audit committee financial experts” as defined in Item 401(e) of Regulation S-K of the Securities and Exchange Commission. In 2003, this Committee met five times. This committee is responsible for hiring, terminating and/or reappointing the Company’s independent auditor and for reviewing the annual audit report prepared by our independent auditors. The functions of the Audit Committee also include:

•	approving non-audit and audit services to be performed by the independent auditors;

•	reviewing and approving all related party transactions for potential conflict of interest situations;

•	reviewing and assessing the adequacy of the Audit Committee charter on an annual basis;

•	reviewing significant financial information for the purpose of giving added assurance that the information is accurate and timely and that it includes all appropriate financial statement disclosures;

•	ensuring the existence of effective accounting and internal control systems, and

•	overseeing the entire audit function of the Company, both internal and independent.

The Compensation Committee is currently comprised of three independent directors, including Directors Majors, Purdy and Burke. This committee administers the Company’s 2003 Stock Option and Incentive Plan and the 2003 Recognition and Retention Plan and reviews overall compensation policies for the Company. Since the Company does not pay any salaries to its officers or employees, all compensation matters, except for stock-based compensation awards, are addressed by Pacific Trust Bank’s Board of Directors Compensation Committee. The Company’s Compensation Committee met six times during fiscal 2003.

The Compensation Committee of the Bank is comprised of the same directors and is responsible for:

(i) determining compensation to be paid to its officers and employees, which are based on the recommendation of President Ganz, except that compensation paid to executive officers is determined based on the recommendation of a majority of the independent directors. President Ganz is not present during voting or deliberations concerning his compensation;

(ii) overseeing the administration of the employee benefit plans covering employees generally, and

(iii) reviewing the compensation policies.

The Nominating Committee is composed of Directors Burke, Purdy and Scholz. The committee is primarily responsible for selecting nominees for election to the board. The Nominating Committee generally meets once per year to make nominations. The Nominating Committee will consider nominees recommended by shareholders in accordance with the procedures in the Company’s bylaws, but the Nominating Committee has not actively solicited such nominations.

The Nominating Committee has the following responsibilities:

(i) recommend to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board;

(ii) recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in the Company’s certificate of incorporation and bylaws relating to the nomination or appointment of directors, based on the following criteria: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable obligations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to the Company’s communities and shared values, as well as overall experience in the context of the needs of the Board as a whole;

(iii) review nominations submitted by shareholders, which have been addressed to the Corporate Secretary, and which comply with the requirements of the Company’s articles of incorporation and bylaws. Nominations from shareholders will be considered and evaluated using the same criteria as all other nominations;

(iv) annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary, and

(v) perform any other duties or responsibilities expressly delegated to the Committee by the Board.

Nominations, other than those made by the Nominating Committee, must be made pursuant to timely notice in writing to the Corporate Secretary as set forth in Article I, Section 1 of the Company’s bylaws. In general, to be timely, a shareholder’s notice must be received by the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; however, if less than 100 days’ notice of the date of the scheduled annual meeting is given by the Company, the shareholder has until the close of business on the tenth day following the day on which notice of the date of the scheduled annual meeting was made. The shareholder’s notice must include the information set forth in Article I, Section 1 of the Company’s bylaws, which includes the following:

(i) as to each person whom a shareholder proposes to nominate for election as a director:

•	all information relating to the proposed nominee that is required to be disclosed in the solicitation of proxies for election as directors or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934.

(ii) as to the shareholder giving the notice:

•	name and address of the shareholder as they appear on the Company’s books;

•	number of shares of the Company’s common stock beneficially owned by the shareholder.

The foregoing description is a summary of the Company’s nominating process. Any shareholder wishing to propose a director candidate to the Company should review and must comply in full with the procedures set forth in the Company’s charter and bylaws, and Maryland law.

As stated above, during fiscal 2003 the Board of Directors was responsible for selecting director nominees and met one time with respect to the selection of director nominees.

Directors’ Compensation

Members of Pacific Trust Bank’s board of directors receive a fee of $600 for each Bank board meeting attended. In addition, the Chairman of the Board receives an additional $300 per Bank board meeting attended and each director receives $200 per Bank committee meeting attended. Attendance by telephone is compensated at one-third the rate for directors attending in person. Directors are not paid a fee for service on the Company’s board.

Summary Compensation Table

The following table sets forth information concerning the compensation paid by Pacific Trust Bank to the President and Chief Executive Officer of the Company and Pacific Trust Bank and the four other most highly compensated executive officers whose salary and bonus during the fiscal year ended December 31, 2003 exceeded $100,000. We will use the term “named executive officers” from time-to-time in this proxy statement to refer to the officers listed in the table below.

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation ($)(1)	Restricted Stock Award ($)		Options (#)	All Other Compen- sation
Hans R. Ganz, President, Chief Executive Officer and Director	2003 2002 2001	$204,871 195,110 178,850	$83,500 65,000 95,000	— — —	773,550 — —	(2)	100,000 — —	$35,354 40,000 6,800	(5) (5) (6)

James P. Sheehy, Executive Vice Vice President, Secretary and Treasurer	2003 2002 2001	$110,760 112,077 89,459	$17,000 25,000 27,500	— — —	257,850 — —	(3)	33,000 — —	$27,004 33,838 4,478	(5) (5) (6)

Melanie M. Stewart, Executive Vice President, Lending	2003 2002 2001	$139,354 95,452 86,867	$100,000 33,000 40,000	— — —	257,850 — —	(3)	33,000 — —	$35,354 30,416 1,926	(5) (5) (6)

Regan J. Gallagher, Senior VicePresident—Controller	2003 2002 2001	$82,107 77,473 69,411	$23,500 16,500 14,000	— — —	171,900 — —	(4)	22,000 — —	$21,942 22,844 2,042	(5) (5) (6)

Gayle N. Bland, Executive Vice President—Human Resources(7)	2003 2002 2001	$87,166 75,354 69,723	$46,500 16,500 14,000	— — —	171,900 — —	(4)	22,000 — —	$26,779 22,246 3,349	(5) (5) (6)

(1)	This amount does not include personal benefits or perquisites which did not exceed the lesser of $50,000 or 10% of the named individuals’ salary and bonus.
(2)	Represents the aggregate dollar value on the date of grant of the 45,000 shares of First PacTrust Bancorp’s common stock awarded to Hans R. Ganz under the 2003 Recognition and Retention Plan. The restricted stock award vests in five equal annual installments with the first installment of the award vesting on April 24, 2004, and the remaining shares vesting 20% annually on April 24 of each succeeding year through 2008, subject to Mr. Ganz’s continued employment with the Company. Mr. Ganz is entitled to receive all dividends paid on the restricted shares. At December 31, 2003, all of the shares were still subject to restriction.
(3)

Represents the aggregate dollar value on the date of grant of the 15,000 shares of First PacTrust Bancorp’s common stock awarded to Mr. Sheehy and Ms. Stewart under the 2003 Recognition and Retention Plan. The restricted stock award vests in five equal annual installments with the first installment of the award vesting on April 24, 2004, and the remaining shares vesting 20% annually on April 24 of each succeeding year through 2008, subject to Mr. Sheehy’s and Ms. Stewart’s continued employment with the Company. Mr. Sheehy and Ms. Stewart are both entitled to receive all dividends paid on the restricted shares. At December 31, 2003, all of the shares were still subject to restriction.

(4)	Represents the aggregate dollar value on the date of grant of the 10,000 shares of First PacTrust Bancorp’s common stock awarded to each of Ms. Gallager and Ms. Bland under the 2003 Recognition and Retention Plan. The restricted stock award vests in five equal annual installments with the first installment of the award vesting on April 24, 2004, and the remaining shares vesting 20% annually on April 24 of each succeeding year through 2008, subject to Ms. Gallagher’s and Ms. Bland’s continued employment with the Company. Ms. Gallagher and Ms. Bland are both entitled to receive all dividends paid on the restricted shares. At December 31, 2003, all of the shares were still subject to restriction for each officer.
(5)	This amount represents the dollar value of the shares allocated to the named executive officers’ accounts pursuant to the Company’s 401(k) employee stock ownership plan and Pacific Trust Bank’s contribution to the 401(k) portion of the 401(k) employee stock ownership plan as follows:

	Hans R. Ganz		James P. Sheehy		Melanie M. Stewart		Regan J. Gallagher		Gayle N. Bland
	2002	2003	2002	2003	2002	2003	2002	2003	2002	2003
ESOP	$40,000	$35,354	$28,701	$22,584	$26,895	$35,354	$19,676	$18,668	$19,232	$23,628
401(k)	$0	$0	$5,137	$4,420	$3,521	$0	$3,168	$3,274	$3,014	$3,151
(6)	This amount represents Pacific Trust Bank’s contribution to its 401(k) plan on behalf of the named executive officers.
(7)	Ms. Bland retired effective January 1, 2004.

Option Grants in Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth information regarding grants of stock options under our 2003 Stock Option and Incentive Plan made during fiscal year 2003 to the named executive officers. The amounts shown for each named executive officer as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the full ten-year term of the options, which would result in stock prices of approximately $28.00 and $44.59 respectively, for options with an exercise price of $17.19. No gain to the named executive officers is possible without an increase in stock price, which benefits all stockholders proportionately. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable regulations. Actual gains, if any, on option exercise and common stock holdings depend upon the future performance of the Company’s common stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Individual Grants

Name	Number of Securities Underlying Options/SARs Granted (#)(1)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%
Hans R. Ganz, President and Chief Executive Officer	100,000	30.9%	$17.19	04/24/13	$1,081,070	$2,739,643

James P. Sheehy, Executive Vice President, Secretary and Treasurer	33,000	10.2%	$17.19	04/24/13	356,753	904,082

Melanie M. Stewart, Executive Vice President, Lending	33,000	10.2%	$17.19	04/24/13	356,753	904,082

Regan J. Gallagher, Senior Vice President—Controller	22,000	6.8%	$17.19	04/24/13	237,835	602,722

Gayle N. Bland, Executive Vice President—Human Resources	22,000	6.8%	$17.19	04/24/13	237,835	602,722

(1)	Each option was granted under the First PacTrust Bancorp, Inc. 2003 Stock Option and Incentive Plan. Each of the named executive officers received an award of non-qualified stock options, which expire 10 years from the date of grant. All options awarded have an exercise price equal to the fair market value of the Company’s common stock on the date of grant and vest 20% annually over a five year period.

Option Exercise Table

The following table sets forth the number and value of unexercised stock options held by the named executive officers. The value of an unexercised, in-the-money option at fiscal year-end is the difference between its exercise or base price and the fair market value of the underlying stock on December 31, 2003, the last trading day in fiscal 2003. On that date, the price was $22.32 per share, based on the closing price of the Company’s common stock as reported on the Nasdaq Stock Market. These values, unlike the amounts set forth in the column “Value Realized,” have not been, and may never be, realized. Actual gains, if any, on exercise will depend on the value of First PacTrust Bancorp common stock on the date of exercise. No stock options were exercised by the named executive officers during the fiscal year ended December 31, 2003. The Company does not have any outstanding stock appreciation rights.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Hans R. Ganz, President and Chief Executive Office	—	$—	—	100,000	$—	$513,000

James P. Sheehy, Executive Vice President, Secretary and Treasurer	—	$—	—	33,000	$—	$169,290

Melanie M. Stewart, Executive Vice President, Lending	—	$—	—	33,000	$—	$169,290

Regan J. Gallagher, Senior Vice President—Controller	—	$—	—	22,000	$—	$112,860

Gayle N. Bland, Executive Vice President—Human Resources	—	$—	—	22,000	$—	$112,860

Benefits

Pacific Trust Bank Deferred Compensation Plan.    Pacific Trust Bank also maintains an executive deferral program for the benefit of certain senior executives that have been designated to participate in the program. The program allows an additional opportunity for key executives to defer a portion of their income into a non-qualified deferral program to supplement their retirement earnings. No executive officers had income deferred pursuant to this program during 2003.

401(k) Employee Stock Ownership Plan.    First PacTrust Bancorp has a 401(k) plan which includes an employee stock ownership plan component for employees of First PacTrust Bancorp and Pacific Trust Bank. Employees of First PacTrust Bancorp and Pacific Trust Bank who have been credited with at least 1,000 hours of service during a twelve month period are eligible to participate in the KSOP.

As part of the conversion, the KSOP borrowed funds from First PacTrust Bancorp. The KSOP used these funds to purchase 8.0% of the common stock issued in the conversion. The loan equals 100% of the aggregate purchase price of the common stock acquired by the KSOP. The loan to the KSOP will be repaid principally from Pacific Trust Bank’s contributions to the KSOP over a period of 10 years, and the collateral for the loan is the common stock purchased by the KSOP. The interest rate for the loan is the prime rate of interest. First PacTrust Bancorp may, in any plan year, make additional discretionary contributions for the benefit of plan participants in either cash or shares of common stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders, through the original issuance of additional shares by First PacTrust Bancorp or through the sale of treasury shares by First PacTrust Bancorp. These purchases, if made, would be funded through additional borrowings by the KSOP or additional contributions from First PacTrust Bancorp. The timing, amount and manner of future contributions to the KSOP will be affected by various factors, including prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions.

Shares purchased by the KSOP with the proceeds of the loan are being held in a suspense account and released to participants’ accounts as debt service payments are made. Shares released from the KSOP will be allocated to each eligible participant’s KSOP account based on the ratio of each such participant’s compensation to the total compensation of all eligible KSOP participants. Forfeitures will be reallocated among remaining participating employees and may reduce any amount First PacTrust Bancorp might otherwise have contributed to the KSOP. The account balances of participants within the KSOP become 100% vested after five years of service. Credit for eligibility and vesting is given for years of service with Pacific Trust Bank prior to adoption of the KSOP. In the case of a “change in control,” as defined in the KSOP, which triggers a termination of the KSOP, participants will become immediately fully vested in their account balances. Benefits are payable upon retirement or other separation from service. First PacTrust Bancorp’s contributions to the KSOP are not fixed, so benefits payable under the KSOP cannot be estimated.

National Trust Management Services, Inc. is currently serving as trustee of the KSOP. Under the KSOP, the trustee must vote all allocated shares held in the KSOP in accordance with the instructions of the participating employees, and unallocated shares will be voted in the same ratio on any matter as those allocated shares for which instructions are given. If no instructions are provided, the shares will be voted by the plan administrator.

GAAP requires that any third party borrowing by the KSOP be reflected as a liability on First PacTrust Bancorp’s statement of financial condition. Since the KSOP is borrowing from First PacTrust Bancorp, such obligation is not treated as a liability, but is excluded from stockholders’ equity. If the KSOP purchases newly issued shares from First PacTrust Bancorp, total stockholders’ equity would neither increase nor decrease, but per share stockholders’ equity and per share net earnings would decrease as the newly issued shares are allocated to the KSOP participants.

The KSOP is subject to the requirements of ERISA, and the regulations of the IRS and the Department of Labor thereunder.

Termination Agreements for Executive Officers. In connection with the conversion, Pacific Trust Bank entered into three-year termination agreements with Messrs. Ganz and Sheehy and Ms. Stewart, Ms. Gallagher and Ms. Bland. The termination agreements provide for a severance payment and other benefits in the event of a change in control of First PacTrust Bancorp or Pacific Trust Bank.

The value of the severance benefits under the termination agreements is 2.99 times the executive’s average annual W-2 compensation during the five calendar year period prior to the effective date of the change in control (base amount) for Mr. Ganz, 2.00 times for Mr. Sheehy, Ms. Stewart and Ms. Gallagher and 1.00 times for Ms. Bland. Assuming that a change in control had occurred at December 31, 2003, Messrs. Ganz and Sheehy and Ms. Stewart, Ms. Gallagher and Ms. Bland would each be entitled to a payment of approximately $746,000, $239,000, $268,000, $172,000 and $92,000, respectively. Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual’s base amount are deemed to be “excess parachute payments” if they are conditioned upon a change in control. Individuals receiving parachute payments in excess of three times their base amount are subject to a 20% excise tax on the amount of the excess payments. If excess parachute payments are made, First PacTrust Bancorp and Pacific Trust would not be entitled to deduct the amount of the excess payment. The termination agreements provide that severance and other payments that are subject to a change in control will be reduced as much as necessary to ensure that no amounts payable to the executive will be considered excess parachute payments.

Compensation Committee Report on Executive Compensation

Under rules established by the Securities and Exchange Commission, the Company is required to provide certain information and data regarding the compensation and benefits given to the Company’s executive officers, including the Chief Executive Officer. The disclosure requirements include the use of tables and a report explaining the considerations and rationale that led to the fundamental executive compensation decisions for those individuals. To fulfill this requirement, at the direction of the Board of Directors, the Compensation Committee has prepared the following report for inclusion in the proxy statement.

General.    The Board of Directors of the Company and the Bank have delegated the authority and responsibility to the Compensation Committee to oversee the general compensation policies of the Company and Bank, to establish compensation plans and salary levels for executive officers, and review the recommendations of management on compensation for other officers and employees of the Bank. The members of the Compensation Committee are outside directors.

When the Bank converted from a mutually owned to a publicly owned company, the Compensation Committee developed an executive compensation plan designed to (i) attract, motivate, reward and retain executive officers who are key to the long term success of the bank; and (ii) encourage decision making that maximized shareholder value. The Committee’s ongoing compensation objective is to ensure that such compensation reflects the achievement of both long term and short-term goals as they relate to the Company’s overall strategic planning process.

Executive Compensation Policy.    The compensation package given to executive officers of the Bank is comprised of a base salary and an annual incentive bonus. Executive officers are also provided with other benefit plans available to all eligible employees, including the employee stock ownership plan. The Compensation committee reviews the compensation plan elements available to executive officers periodically as they relate to the policies described above. The Committee met six times in fiscal 2003 to review general compensation and benefit levels for the Bank, including consideration and administration of the Stock Option and Incentive Plan and the Recognition and Retention Plan, and to review and recommend the base salary and bonus of the Chief Executive Officer.

Base Salary.    It is the policy of the Compensation Committee to annually review executive compensation packages, including base salaries paid or proposed to be paid, using information derived primarily from third party sources that provide compensation data and analysis from publicly held companies in the Company’s market area. Using this and asset size, the Committee compares the positions under consideration with similar jobs in other financial institutions. Specific factors considered include the level of responsibility delegated to a particular officer, the complexity of the job being evaluated, the position’s impact on both short and long term corporate objectives, the expertise and skill level of the individual under consideration, the degree to which the officer has achieved his or her management objectives for the plan year, and the officer’s overall performance in managing his or her area of responsibility. The Compensation Committee’s decisions are discretionary, and no quantifiable formula is used in arriving at a decision.

Benefit Plans.    The Compensation Committee believes that a competitive benefit package is essential to attract and maintain highly qualified employees. The Compensation Committee’s policy regarding employee benefit plans is to provide competitive benefits to the employees of the Bank, including executive officers. The employee stock ownership plan will provide executive officers and employees with an additional equity-based incentive to maximize long-term shareholder value.

Chief Executive Officer.    Total compensation paid to the Chief Executive Officer for 2003 was a base salary of $204,870 and a bonus of $83,500, plus an ESOP award of stock valued at $35,354. The bonus has been paid because of profitability and other goals being met. In determining total compensation paid to the Chief Executive Officer, the Compensation Committee considered factors relating to the performance of the Bank including deposit growth, the success of the branch facilities, the level of profits from operations, goals relating to loan volume, asset quality, increase in asset size and commensurate responsibilities with bank growth, Bank compliance and other qualitative factors.

Alvin L. Majors

Francis P. Burke

Donald Purdy

Shareholder Return Performance Presentation

The line graph below compares the cumulative total shareholder return on First PacTrust Bancorp’s common stock to the cumulative total return of a broad index of the Nasdaq Stock Market and a Media General Index for the period August 23, 2002 through December 31, 2003 (First PacTrust Bancorp began trading publicly on August 23, 2002). The Media General Index is a proprietary index presently comprised of 113 regionally-based banks in the states of Alaska, Arizona, California, Hawaii, Montana, Nevada, North Dakota, South Dakota, Oregon, Utah, Washington and Wyoming. The information presented below assumes $100 was invested on August 23, 2002 in First PacTrust Bancorp’s common stock and in each of the indices and assumes the reinvestment of all dividends. Historical stock price performance is not necessarily indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN

AMONG FIRST PACTRUST BANCORP, INC.,

NASDAQ MARKET INDEX AND SAVINGS AND LOAN INDUSTRY INDEX

	8/23/02	8/30/02	12/31/03	3/31/03	8/29/03	12/31/03
First PacTrust Bancorp, Inc.	$100.00	$103.65	$118.20	$114.20	$141.44	$158.97
Regional Pacific Banks Index	100.00	100.00	93.72	95.64	117.31	139.78
NASDAQ Market Index	100.00	100.00	101.97	102.50	138.92	153.70

Loans and Other Transactions with Officers and Directors

The Bank has followed a policy of granting loans to officers and directors, which fully complies with all applicable federal regulations. Loans to directors and executive officers are made in the ordinary course of business and on substantially the same terms and conditions, including interest rates and collateral, as those of comparable transactions with non-insiders prevailing at the time, in accordance with the Bank’s underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features. Loans to all directors and executive officers and their associates totaled approximately $1.6 million at December 31, 2003, which was approximately 1.8% of the Company’s consolidated shareholders’ equity at that date. All loans to directors and executive officers were performing in accordance with their terms at December 31, 2003.

Report of the Audit Committee

The following Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent First PacTrust Bancorp specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.

Membership and Role of the Audit Committee.    The Audit Committee of First PacTrust Bancorp, Inc. is comprised of the undersigned directors, each of whom is independent as defined under the National Association of Securities Dealers’ listing standards. The Audit Committee’s responsibilities are described in a written charter adopted by the Board of Directors.

Management is responsible for the Company’s internal controls, financial reporting process and compliance with applicable laws and regulations. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statement in accordance with generally accepted auditing standards and issuing a report thereon. As the members of the Audit Committee, it is our responsibility to monitor and oversee these processes.

As required by our charter, we received and reviewed the report of Crowe, Chizek and Company, LLP regarding the results of their audit, as well as the written disclosures and the letter from Crowe, Chizek and Company, LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees). We also reviewed and discussed the audited financial statements with Company management. A representative of Crowe, Chizek and Company, LLP also discussed with the Audit Committee the independence of Crowe, Chizek and Company, LLP from the Company, as well as the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees).

In fulfilling our oversight responsibility of reviewing the services performed by the Company’s independent auditors, we carefully reviewed the policies and procedures for the engagement of the independent auditors. We also discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. We met with the internal and independent auditors, both with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. We pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Prior to engaging our independent auditors to render an audit or permissible non-audit service, we specifically approve the engagement of our independent auditors to render that service. Accordingly, the Company does not engage our independent auditors to render audit or permissible non-audit services pursuant to pre-approval policies or procedures or otherwise, unless the engagement to provide such services has been approved by the Audit Committee in advance. As such, the engagement of Crowe, Chizek and Company, LLP to render 100 percent of the services described in the categories above was approved by the Audit Committee in advance of the rendering of those services. We also reviewed and discussed with the independent auditors the fees paid to the independent auditors; these fees are described under “Independent Auditors” below.

The Company’s Chief Executive Officer and Principal Financial Officer also reviewed with the Audit Committee the certifications that each officer will file with the SEC pursuant to the requirements of Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. Management also reviewed with the Audit Committee the policies and procedures it has adopted to ensure the accuracy of such certifications.

Based on the review and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

The foregoing report is furnished by the Audit Committee:

Alvin L. Majors (Chairperson)

Kenneth W. Scholz

Donald A. Whitacre

Independent Auditors

The Audit Committee of First PacTrust Bancorp’s Board of Directors has renewed First PacTrust Bancorp’s arrangement for Crowe, Chizek and Company LLP to be the Company’s independent auditors for the fiscal year ending December 31, 2003. The Audit Committee of the Board has considered whether the services provided as described in sections (a) and (b) below is compatible with maintaining Crowe, Chizek and Company, LLP’s independence.

During fiscal 2003, Crowe, Chizek and Company, LLP provided various audit, audit-related and non-audit services to the Company as follows: (a) the audit of the Company’s fiscal 2003 annual financial statements and review of financial statements in the Company’s Quarterly Reports on Form 10-Q and (b) tax and loan review services. The aggregate fees billed to the Company by Crowe, Chizek and Company, LLP and its affiliates for the fiscal years ended December 31, 2002 and 2003 were as follows:

	Year Ended December 31,
	2002	2003
Audit Fees	$39,166	$47,334
Audit Related Fees (1)	7,000	23,000
Tax Fees (2)	6,500	11,900
All Other Fees (3)	177,500	—

(1)	Primarily for review of SEC filings.
(2)	Primarily for tax compliance, tax advice and tax return preparation services.
(3)	Primarily for services related to the initial public offering completed in August 2002.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented at the meeting. If any other matter properly comes before the shareholders for a vote at the meeting, the Board of Directors, as holder of your proxy, will vote your shares in accordance with its best judgment.

ADDITIONAL INFORMATION

Proxy Solicitation Costs

The Company will pay the costs of soliciting proxies. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s common stock. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by facsimile, telegraph or telephone, without additional compensation.

Shareholder Proposals for 2004 Annual Meeting

If you intend to present a shareholder proposal at next year’s annual meeting, your proposal must be received by the Company at its executive offices, located at 610 Bay Boulevard, Chula Vista, California 91910, no later than November 24, 2004 to be eligible for inclusion in the Company’s proxy statement and form of proxy for that meeting. Your proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and the Company’s charter and bylaws and Maryland law.

To be considered for presentation at the 2004 annual meeting, but not for inclusion in the Company’s proxy statement and form of proxy for that meeting, shareholder proposals must be received by the Company no later than January 31, 2005 and no earlier than January 1, 2005. If, however, the date of the next annual meeting is before March 31, 2005 or after June 29, 2005, proposals must instead be received by the Company no earlier than the 120th day prior to the date of the next annual meeting and no later than the 90th day before the meeting or the tenth day after the day on which notice of the date of the meeting is mailed or public announcement of the date of the meeting is first made.

APPENDIX A

Charter of the Audit Committee

of the Board of Directors of

First PacTrust Bancorp, Inc.

I.    Statement of Policy

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of First PacTrust Bancorp, Inc. (the “Corporation”) to represent and provide assistance to the Board in fulfilling its oversight responsibility relating to the integrity of the Corporation’s financial statements and the financial reporting processes; the systems of internal accounting and financial controls; the Corporation’s compliance with legal and regulatory requirements; the annual independent audit of the Corporation’s financial statements; the independent auditors’ qualifications and independence; the performance of the Corporation’s internal audit function and independent auditors and any other areas specified by the Board of potential financial risks to the Corporation. The Committee shall annually prepare a report to shareholders as required by the Securities and Exchange Commission (the “SEC”) for inclusion in the Corporation’s annual proxy statement. In discharging its duties and responsibilities, the Committee is empowered to investigate any matter brought to its attention, with full access to all necessary books, records, facilities and personnel of the Corporation, and has the authority to retain at the Corporation’s expense special legal, accounting or other advisors, consultants or experts as it deems appropriate.

In fulfilling its responsibilities, it is recognized that members of the Committee are not employees of the Corporation. The Corporation’s management is responsible for preparing the Corporation’s financial statements. The independent auditors are responsible for auditing the Corporation’s annual financial statements and reviewing the Corporation’s quarterly financial statements prior to the filing of the Corporation’s annual and quarterly reports on Forms 10-K and 10-Q with the SEC. It is not the duty or responsibility of the Committee or its members to conduct auditing or accounting reviews or procedures or to determine that the Corporation’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”) and applicable rules and regulations. These are the responsibilities of management and the independent auditors. Each member of the Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Corporation from whom and from which he or she receives information and the accuracy of the financial and other information provided to the Committee by such persons or organizations, absent actual knowledge to the contrary (which shall be promptly reported to the Board).

II.    Committee Composition and Meetings

The Committee composition shall be in accordance with the NASDAQ Stock Market (the “NASDAQ”) listing standards. The Committee shall be comprised of three or more directors (including a chairperson) as appointed annually by the Board, considering the recommendation of the Nominating Committee, each of whom shall meet the independence requirements of the NASDAQ and SEC for audit committee members, and each of whom shall be free from any relationship that would interfere with the exercise of his or her independent judgment. Each member of the Committee shall be financially literate, as such qualification is interpreted by the Board in its business judgment. At least one member of the Committee may be designated annually by the Board as an “audit committee financial expert,” as the SEC defines that term and as the Board interprets such qualification in its business judgment consistent with such definition. The Board shall have the power at any time to change the membership of the Committee and to fill vacancies, subject to the qualification requirements of this Charter.

The Committee shall meet at least quarterly. The Committee chairperson shall prepare and/or approve an agenda in advance of each meeting. If the chairperson is not available for a meeting, the other members of the

Committee may appoint a temporary chairperson for such meeting. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. The Committee shall meet separately, periodically, with management, the chief internal auditor and/or other members of the Corporation’s internal audit function and the independent auditors, to discuss any matters that the Committee or any of these persons believes should be discussed. The Committee may also meet separately with regulatory examiners.

III.    Committee Duties, Responsibilities and Processes

The following shall be the principal duties, responsibilities and recurring processes of the Committee in carrying out its oversight role. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate. As part of its oversight responsibility, the Committee shall:

Review Procedures

1.	Review and discuss the form of presentation and type of information to be contained in earnings press releases. The Committee need not discuss in advance each earnings release or each instance in which the Corporation may provide earnings guidance.

2.	Prior to the filing of quarterly and annual reports on Forms 10-Q and 10-K, review and discuss with management and the independent auditors: (i) the Corporation’s quarterly and annual consolidated financial statements; (ii) matters that affect the Corporation’s consolidated financial statements, including disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” (iii) the results of the independent auditors’ reviews of the quarterly financial statements, the audit of the annual financial statements and the independent auditors’ report, and any other matters required to be communicated to the Committee by the independent auditors, as well as discussions regarding qualitative judgments of the independent auditors about the appropriateness, not just the acceptability, of the Corporation’s accounting principles, and the clarity of the financial statements; (iv) all critical accounting policies and practices to be used; (v) any matters required to be communicated to the Committee by the independent auditors in accordance with SAS Nos. 61 and 71 or any other SAS; and (vi) other material written communications between the independent auditors and management. Prior to the filing of the Corporation’s Annual Report on Form 10-K, recommend to the Board whether the audited financial statements should be included in the Form 10-K.

3.	Regularly review with the independent auditors any problems or difficulties encountered in the course of the audit work and management’s response, including any restrictions on the scope of activities or access to requested information and any significant disagreements with management.

4.	Review: (i) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and any major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of any material control deficiencies; (ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements. In consultation with management, the independent auditors and members of the internal audit function, monitor the integrity and effectiveness of the Corporation’s financial reporting processes and systems of internal controls, including reviewing and discussing major financial risk exposures and the steps management has taken to monitor, control and report such exposures; and review significant findings relating to the foregoing prepared by the independent auditors or the internal auditors, together with management’s responses and follow-up to these reports.

5.	Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Such procedures have been established by the Committee and are set forth in the Corporation’s Code of Business Conduct and Ethics.

Independent Auditors and Other External Services

6.	The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors, including resolution of disagreements between management and the independent auditors regarding financial reporting. The independent auditors shall report directly to the Committee.

7.	Pre-approve the engagement letters and the fees to be paid to the independent auditors for all audit and permissible non-audit services to be provided by the independent auditors and consider the possible effect that any non-audit services could have on the independence of the auditors. The Committee may establish pre-approval policies and procedures, as permitted by applicable law and SEC regulations and consistent with this Charter, for the engagement of the independent auditors to render permissible non-audit services to the Corporation, including but not limited to policies that would allow the delegation of pre-approval authority to one or more members of the Committee, provided that any pre-approvals delegated to one or more members of the Committee are reported to the Committee at its next scheduled meeting.

8.	Evaluate the qualifications, independence and performance of the independent auditors annually. This evaluation shall include a review and discussion of the annual communication as to independence delivered by the independent auditors required by Independence Standards Board Standard No. 1. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law and the rotation of any other audit partner whose rotation is required by the regulations of the SEC.

9.	Review the audit plan of the independent auditors—discuss scope, staffing, timing, estimated and actual fees, reliance upon management and internal audit and general audit approach.

10.	Set clear hiring policies for employees or former employees of the independent auditors.

Internal Audit Function

11.	Review the budget, program, changes in program, activities, strategies, organizational structure and qualifications of participants in the internal audit function, as needed, it being understood that the internal audit function reports directly to the Committee. Evaluate whether the internal audit function operation and structure permits unrestricted access by internal auditors to records, personnel and physical properties relevant to the performance of its responsibilities and to top management, the Committee and the Board. Assess the appropriateness of the resources allocated to internal auditing. Evaluate the effectiveness of the internal audit function.

12.	Review the appointment, performance and replacement of the chief internal auditor. Decisions regarding hiring or termination of the chief internal auditor require endorsement by the Committee. The chairperson of the Committee will also be involved in performance evaluation and compensation decisions related to the chief internal auditor.

13.	Review significant issues presented by members of the internal audit function together with management’s response and follow-up to these reports.

Other Committee Responsibilities

14.	Review and reassess the adequacy of this Charter at least annually, and recommend any proposed changes to the Board for its approval. Ensure the publication of this Charter in accordance with SEC regulations.

15.	Maintain minutes of meetings and report regularly to the Board on the Committee’s activities. Review with the Board any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the independent auditors, or the performance of the internal audit function.

16.	Conduct an appropriate review of and approve all related party transactions on an ongoing basis, as required by the Nasdaq listing standards. For these purposes, the term “related party transactions” shall refer to transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404.

17.	Review with the Corporation’s chief corporate counsel: (i) any significant legal matter that could have a material impact on the Corporation’s financial statements; (ii) legal compliance matters, including corporate securities trading policies and material notices to or inquiries received from governmental agencies; and (iii) reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

18.	Review disclosures made to the Committee by the Corporation’s CEO and CFO during their certification process for the Forms 10-K and 10-Q with respect to the financial statements and about any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting and any fraud, whether or not material, involving management or other employees who have a significant role in the Corporation’s internal control over financial reporting.

19.	Ensure required certifications are made to Nasdaq: (i) that a formal written charter has been adopted for the Committee and that the Committee has reviewed and reassessed the adequacy of the charter on an annual basis; and (ii) as to the independence of the members of the Committee.

20.	Perform any other activities consistent with this Charter, the Corporation’s bylaws or governing law as the Committee or the Board deems necessary or appropriate.

IV.    Funding

The Corporation shall provide the Committee with appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of: (i) compensation to the independent auditors and to any advisors employed by the Committee; and (ii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

APPENDIX B

Charter of the Nominating Committee

of the Board of Directors of

First PacTrust Bancorp, Inc.

I.    Statement of Policy

The Nominating Committee (the “Committee”) shall be appointed by the Board of Directors (the “Board”) of First PacTrust Bancorp, Inc. (the “Corporation”) for the purpose of (i) identifying individuals qualified to serve as Board members, consistent with criteria approved by the Board; and (ii) recommending to the Board the director nominees for election or appointment to the Board of Directors.

II.    Committee Composition and Meetings

The Committee shall be comprised of three or more directors (including a chairperson) as appointed annually by the Board, each of whom shall be an independent director as defined by the Nasdaq Stock Market (the “Nasdaq”) listing standards and each of whom shall be free from any relationship that would interfere with the exercise of his or her independent judgment. The Board shall have the power at any time to change the membership of the Committee and to fill vacancies, subject to the qualification requirements of this Charter. The Committee shall meet at least two times annually or more frequently as circumstances require.

III.    Committee Duties, Responsibilities and Process

The Committee will cause to be kept adequate minutes of all its proceedings, and will report its actions at the next meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Bylaws of the Corporation, or (c) the laws of the state of Maryland.

The Committee may request that any directors, officers or employees of the Corporation, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

The Committee shall have the following responsibilities:

1.	Recommend to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board.

2.	Recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in the Corporation’s Articles of Incorporation and Bylaws relating to the nomination or appointment of directors, based on the following criteria: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable obligations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to the Corporation’s communities and shared values, as well as overall experience in the context of the needs of the Board as a whole.

3.	Review nominations submitted by stockholders, which have been addressed to the corporate secretary, and which comply with the requirements of the Articles of Incorporation and the Bylaws. Nominations from stockholders will be considered and evaluated using the same criteria as all other nominations.

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4.	Annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary.

5.	Perform any other duties or responsibilities expressly delegated to the Committee by the Board.

IV.    Investigations and Studies; Outside Advisers

The Committee may conduct or authorize studies of or investigations into matters within the Committee’s scope of responsibilities, and may retain, at the Corporation’s expense, such counsel or other advisers as it deems necessary (which may, if the Committee deems it appropriate, be the Corporation’s regular counsel or advisers). The Committee shall have the authority to retain or terminate one or more search firms to assist the Committee in carrying out its responsibilities, including authority to approve the firm’s fees and retention terms, which fees shall be borne by the Corporation.

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REVOCABLE PROXY

FIRST PACTRUST BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

April 21, 2004

The undersigned hereby appoints the members of the Board of Directors of First PacTrust Bancorp, Inc., and its survivor, with full power of substitution, and authorizes them to represent and vote, as designated below and in accordance with their judgment upon any other matters properly presented at the annual meeting, all the shares of First PacTrust Bancorp, Inc. common stock held of record by the undersigned at the close of business on March 12, 2004, at the annual meeting of shareholders, to be held on Wednesday, April 21, 2004, and at any and all adjournments or postponements thereof. The Board of Directors recommends a vote “FOR” each of the listed proposals.

Should a director nominee be unable to serve as a director, an event that First PacTrust Bancorp, Inc. does not currently anticipate, the persons named in this proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors.

		FOR	WITHHOLD	FOR ALL EXCEPT
I.	The election of Alvin L. Majors and Donald A. Whitacre as directors of First PacTrust Bancorp, Inc. for a term of three years.	☐	☐	☐

Instructions: To vote for both nominees mark the box “FOR” with an “X”. To withhold your vote for both nominees mark the box “WITHHOLD” with an “X”. To withhold your vote for an individual nominee mark the box “FOR ALL EXCEPT” with an “X” and write the name of the nominee on the following line for whom you wish to withhold your vote.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This proxy may be revoked at any time before it is voted by delivering to the Secretary of First PacTrust Bancorp, Inc., on or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of First PacTrust Bancorp, Inc. common stock, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from First PacTrust Bancorp, Inc., prior to the execution of this Proxy, of Notice of Annual Meeting scheduled to be held on April 21, 2004, a Proxy Statement dated on or about March 24, 2004 and First PacTrust Bancorp, Inc.’s Annual Report to Shareholders for the fiscal year ended December 31, 2003.

Dated:

	PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

	SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE